Exhibit 99.B(g)(3)(i)

January 26, 2010

Ms. Katherine Dinella

Vice President

The Bank of New York Mellon – Securities Lending

32 Old Slip, 15th Floor

New York, NY 10286

Dear Ms. Dinella:

Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty dated August 7, 2003 and the Subscription Agreement dated August 8, 2003 (the “Agreements”), we hereby notify you of the addition of ING Infrastructure, Industrials and Materials Development Equity Fund (the “Fund”), to be included on the Amended Exhibit A to the Agreements. This Amended Exhibit A supersedes the previous Amended Exhibit A dated August 20, 2009 and is attached hereto.

The Amended Exhibit A has also been updated 1) to reflect the name change for ING Nasdaq 100 Index® Portfolio to ING NASDAQ 100 Index® Portfolio, and 2) by the removal of ING AllianceBernstein Mid Cap Growth Portfolio, ING American Century Large Company Value Portfolio, ING Disciplined International SmallCap Fund, ING Disciplined Small Cap Value Portfolio, ING Emerging Markets Fixed Income Fund, ING Growth and Income Portfolio II, ING Index Plus International Equity Portfolio, ING Index Plus LargeCap Equity Fund VIII, ING Index Plus LargeCap Equity Fund IX, ING International Growth Opportunities Fund, ING International Growth Opportunities Portfolio, ING JPMorgan Value Opportunities Portfolio, ING LifeStyle Aggressive Growth Portfolio, ING LifeStyle Conservative Portfolio, ING LifeStyle Growth Portfolio, ING LifeStyle Moderate Growth Portfolio, ING LifeStyle Moderate Portfolio, ING Morningstar® U.S. GrowthSM Index Portfolio, ING Neuberger Berman Partners Portfolio, ING Oppenheimer Main Street Portfolio®, ING Opportunistic LargeCap Growth Portfolio, and ING Van Kampen Capital Growth Portfolio because each series recently merged into other funds or liquidated and dissolved.

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7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Equity Trust ING Infrastructure, Industrials and Materials Fund ING Investors Trust ING Mutual Funds ING Partners, Inc. ING Variable Portfolios, Inc.

Please signify your acceptance to provide services under the Agreements with respect to the Fund by signing below. If you have any questions, please contact me at (480) 477-2190.

Sincerely,

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President
ING Equity Trust
ING Infrastructure, Industrials and Materials Fund
ING Investors Trust
ING Mutual Funds
ING Partners, Inc.
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

The Bank of New York Mellon

BY:	/s/ William P. Kelly
Name:	William P. Kelly
Title:	Managing Director, Duly Authorized

AMENDED EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY AND

SUBSCRIPTION AGREEMENT

Fund	BNY Account Number (domestic/global)

ING Asia Pacific High Dividend Equity Income Fund	470269

ING Equity Trust
ING Equity Dividend Fund	471164
ING Growth Opportunities Fund	464733
ING Index Plus LargeCap Equity Fund X	464749
ING MidCap Opportunities Fund	464741
ING Opportunistic LargeCap Fund	464288
ING Real Estate Fund	464746
ING SmallCap Opportunities Fund	464743
ING SmallCap Value Multi-Manager Fund	NWQ Sleeve – 464788 KAR Sleeve – 470532 IIM Sleeve – 470533
ING Value Choice Fund	464786

ING Funds Trust
ING Classic Money Market Fund	464008
ING GNMA Income Fund	464012
ING High Yield Bond Fund	464010
ING Institutional Prime Money Market Fund	464048
ING Intermediate Bond Fund	464006

ING Global Advantage and Premium Opportunity Fund	464792 domestic 464790 global 464791 composite

ING Global Equity Dividend and Premium Opportunity Fund	464767

ING Infrastructure, Industrials and Materials Fund	Equity – 471149 Composite – 471153 Derivative – 471155

ING International High Dividend Equity Income Fund	IIM – 471086 IIMA Europe – 471088 IIM Asia/Pacific – 471090

ING Investors Trust
ING American Funds Asset Allocation Portfolio	471146
ING American Funds Bond Portfolio	471173
ING American Funds Growth Portfolio	464755
ING American Funds Growth-Income Portfolio	464753
ING American Funds International Portfolio	464761

Fund	BNY Account Number (domestic/global)
ING American Funds World Allocation Portfolio	471391
ING Artio Foreign Portfolio	279606
ING BlackRock Large Cap Growth Portfolio	279607
ING BlackRock Large Cap Value Portfolio	279608
ING BlackRock Inflation Protected Bond Portfolio	470551
ING Clarion Global Real Estate Portfolio	464280
ING Clarion Real Estate Portfolio	058086
ING Evergreen Health Sciences Portfolio	464704
ING Evergreen Omega Portfolio	464706
ING FMRSM Diversified Mid Cap Portfolio	058404
ING Franklin Income Portfolio	464703
ING Franklin Mutual Shares Portfolio	470549
ING Franklin Templeton Founding Strategy Portfolio	470550
ING Focus 5 Portfolio	Composite – 471087 Large Cap Market 10 – 471096 U.S. Blue-Chip 10 – 471094 Int’l Blue-Chip 75 – 471144 Small Cap 40 – 471170 25 Fund – 471098
ING Global Resources Portfolio	058085
ING Goldman Sachs Commodity Strategy Portfolio	471201
ING Janus Contrarian Portfolio	058401/279601
ING JPMorgan Emerging Markets Equity Portfolio	058096
ING JPMorgan Small Cap Core Equity Portfolio	279610
ING Limited Maturity Bond Portfolio	058082
ING Liquid Assets Portfolio	058081
ING Lord Abbett Affiliated Portfolio	058220
ING Marsico Growth Portfolio	058101
ING Marsico International Opportunities Portfolio	464576
ING MFS Total Return Portfolio	058100
ING MFS Utilities Portfolio	464584
ING Multi-Manager International Small Cap Portfolio	Fund – 471209 Schroder Sleeve – 471203 American Century Sleeve – 471327
ING Oppenheimer Active Allocation Portfolio	471395
ING PIMCO Total Return Bond Portfolio	058103
ING PIMCO High Yield Portfolio	464018
ING Pioneer Equity Income Fund	470567
ING Pioneer Fund Portfolio	464578
ING Pioneer Mid Cap Value Portfolio	464580
ING Retirement Conservative Portfolio	471092
ING Retirement Growth Portfolio	464996
ING Retirement Moderate Growth Portfolio	464994
ING Retirement Moderate Portfolio	464992
ING Stock Index Portfolio	464701
ING T. Rowe Price Capital Appreciation Portfolio	058084
ING T. Rowe Price Equity Income Portfolio	058087
ING Templeton Global Growth Portfolio	058095
ING Van Kampen Global Franchise Portfolio	279605

Fund	BNY Account Number (domestic/global)
ING Van Kampen Global Tactical Asset Allocation Portfolio	471115
ING Van Kampen Growth and Income Portfolio	058090
ING Wells Fargo Small Cap Disciplined Portfolio	464795

ING Mayflower Trust
ING International Value Fund	Brandes Sleeve – 464212 IIM Sleeve – 471400 Composite – 471399

ING Mutual Funds
ING Asia-Pacific Real Estate Fund	471156
ING Diversified International Fund	464292
ING Emerging Countries Fund	464214
ING European Real Estate Fund	471148
ING Foreign Fund	464202
ING Global Bond Fund	464773
ING Global Equity Dividend Fund	464751
ING Global Natural Resources Fund	464210
ING Global Real Estate Fund	464220
ING Global Value Choice Fund	464218
ING Greater China Fund	464286
ING Index Plus International Equity Fund	464282
ING International Capital Appreciation Fund	464282
ING International Equity Dividend Fund	470552
ING International Real Estate Fund	464298
ING International SmallCap Multi-Manager Fund	464216
ING International Value Choice Fund	464278
ING Russia Fund	464208

ING Partners, Inc.
ING American Century Small-Mid Cap Value Portfolio	464515/464521 Composite – 464501
ING Baron Asset Portfolio	464556
ING Baron Small Cap Growth Portfolio	464504
ING Columbia Small Cap Value Portfolio	Team II, Sleeve 1 – 464785 Team I, Sleeve II – 471330 Composite – 471329
ING Davis New York Venture Portfolio	464546
ING Fidelity® VIP Contrafund® Portfolio	464564
ING Fidelity® VIP Equity-Income Portfolio	464568
ING Fidelity® VIP Growth Portfolio	464570
ING Fidelity® VIP Mid Cap Portfolio	464566
ING Index Solution 2015 Portfolio	471152
ING Index Solution 2025 Portfolio	471154
ING Index Solution 2035 Portfolio	471158
ING Index Solution 2045 Portfolio	471159
ING Index Solution 2055 Portfolio	471368
ING Index Solution Income Portfolio	471151
ING JPMorgan Mid Cap Value Portfolio	464506

Fund	BNY Account Number (domestic/global)
ING Legg Mason Partners Aggressive Growth Portfolio	464518
ING Oppenheimer Global Portfolio	464508
ING Oppenheimer Strategic Income Portfolio	464548
ING PIMCO Total Return Portfolio	464510
ING Pioneer High Yield Portfolio	464032
ING Solution 2015 Portfolio	464590
ING Solution 2025 Portfolio	464594
ING Solution 2035 Portfolio	464596
ING Solution 2045 Portfolio	464574
ING Solution 2055 Portfolio	471370
ING Solution Growth and Income Portfolio	471082
ING Solution Growth Portfolio	471083
ING Solution Income Portfolio	464586
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
ING T. Rowe Price Growth Equity Portfolio	464530
ING Templeton Foreign Equity Portfolio	464200
ING Thornburg Value Portfolio	464522
ING UBS U.S. Large Cap Equity Portfolio	464520
ING Van Kampen Comstock Portfolio	464512
ING Van Kampen Equity and Income Portfolio	464536

ING Risk Managed Natural Resources Fund	464763

ING Separate Portfolios Trust
ING SPorts Core Fixed Income Fund	470568
ING SPorts International Plus Fixed Income Fund	470569

ING Series Fund, Inc.
Brokerage Cash Reserves	464062
ING Alternative Beta Fund	471392
ING Balanced Fund	464764
ING Corporate Leaders 100 Fund	471161
ING Global Target Payment Fund	471174
ING Growth and Income Fund	464723
ING Index Plus LargeCap Fund	464726
ING Index Plus MidCap Fund	464727
ING Index Plus SmallCap Fund	464725
ING Money Market Fund	464064
ING Small Company Fund	464729
ING Strategic Allocation Conservative Fund	464722
ING Strategic Allocation Growth Fund	464720
ING Strategic Allocation Moderate Fund	464719
ING Tactical Asset Allocation Fund	471160
ING U.S. Government Money Market Fund	471239

ING Strategic Allocation Portfolios, Inc.
ING Strategic Allocation Conservative Portfolio	464420
ING Strategic Allocation Growth Portfolio	464418

Fund	BNY Account Number (domestic/global)
ING Strategic Allocation Moderate Portfolio	464416

ING Variable Funds
ING Growth and Income Portfolio	464402

ING Variable Portfolios, Inc.
ING BlackRock Science and Technology Opportunities Portfolio	464422
ING Dow Jones Euro STOXX 50® Index Portfolio	471356
ING FTSE 100 Index® Portfolio	471369
ING Global Equity Option Portfolio	471397
ING Hang Seng Index Portfolio	471349
ING Index Plus LargeCap Portfolio	464406
ING Index Plus MidCap Portfolio	464408
ING Index Plus SmallCap Portfolio	464410
ING International Index Portfolio	471167
ING Japan Equity Index Portfolio	471417
ING NASDAQ 100 Index® Portfolio	471418
ING Opportunistic LargeCap Portfolio	464424
ING Russell™ Global Large Cap Index 75% Portfolio	471202
ING RussellTM Large Cap Growth Index Portfolio	471346
ING RussellTM Large Cap Value Index Portfolio	471352
ING RussellTM Mid Cap Growth Index Portfolio	471354
ING Russell™ Large Cap Index Portfolio	471172
ING Russell™ Mid Cap Index Portfolio	471168
ING Russell™ Small Cap Index Portfolio	471166
ING Small Company Portfolio	464414
ING U.S. Bond Index Portfolio	471169
ING U.S. Government Money Market Portfolio	471237
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	471145

ING Variable Products Trust
ING International Value Portfolio	464464
ING MidCap Opportunities Portfolio	464444
ING SmallCap Opportunities Portfolio	464450

ING Balanced Portfolio, Inc.	464428
ING Balanced Portfolio

ING Intermediate Bond Portfolio	464400

ING Money Market Portfolio	464412